Exhibit 10.4

Until October 1, 2010, EnviraTrends subleased office space from an ImagiTrend, Inc., an affiliate of which Mr. Haraburda is the sole officer and director, for $1,447 per month.  The sublease expired December 31, 2009 at which time the Company was able to continue on a month to month basis The Company has continued to pay month to month.  The Company has recorded rent expense of $10,450, $7,344, and $17,794 for the nine months ended June 30, 2010, for the period June 22, 2009 (date of inception) to September 30, 2009, and the cumulative period from June 22, 2009 (date of inception) to March 31, 2010.  Commencing October 1, 2010, the Company will pay rent of $2,226 per month directly to the landlord.